Exhibit 99.1

Business Combination Presen t a t i o n 890 BuzzFeed C ompa ny In f o rma t i o n

Securities Act Securit i es

Today’s Agenda

Introduction

Today’s Presenters

About BuzzFeed

Brands that are Defining Culture

BuzzFeed

Leading Platform for Digital Content and Commerce

Foundational Concepts

BuzzFeed

As / Is BuzzFeed News BRING ME! COMPLEX NETWORKS

Goodful HUFFPOST NIFTY PLAYFULL TASTY

- Iconic brands with **massive reach, engagement and distribution**
- Operating model for modern media built on technology and data enabling **rapid scale and monetization with a deep understanding of virality and social**
- Reached an **inflection point** with a diversified revenue base and **sustainable, profitable growth**

BuzzFeed at a Glance

#1

In time spent in the U.S. among Gen Z and Millennials[(1)]

~73% of Gen Z and Millennials[(2)]

read BuzzFeed each month

#1

In Brand Awareness[(3)] for digital media

$521M

2021E Revenue

~24%

2021E Revenue Growth

~11%

Adj. EBITDA Margin 2021E

Source: Management, company estimates. Financials are Pro Forma for Complex, excludes go90.

(1) Comscore, August 2020 when compared to Core competitor set. Core competitor set includes Vox Media, Group Nine Media, Complex, POPSUGAR Media, Vice Media, REFINERY29.com.

(2) Nielsen Digital Content Ratings, Monthly Data October 2020.

(3) Q1 2020 BuzzFeed Brand Health Study (U.S. P13-54).

STRICTLY PRIVATE AND CONFIDENTIAL 10

Expansion and Diversification of Business Model Note: Adj. EBITDA excludes stock - based compensation and other net income/expense. Revenue growth rate and Adj. EBITDA include Complex, excludes go90. (1) Deal signed in March 2021 and expected to close in connection with the proposed transaction. (2) Deal signed in November 2020 and closed in February 2021.

Highly Attractive Acquisition of Complex • • • • Source: Complex Management and publicly available information. (1) Complex materials and reports. (2) Represents 2020 O&O original output and published content, both posts and videos. (3) Comscore, August 2021 and Facebook API. (4) Refers to Black/African - American males age 18 - 34. Comscore, June 2021. Research offering proprietary data Youth consultancy offering E c o m m er c e destination Other Key Initiatives • • •

Video & Social High Quality Content eC o m m erce Source: Company filings; S&P Global Market Intelligence Global Advertising Forecasts Jun 2020; eMarketer Oct 2020; Wyzowl Video Marketing Statistics 2020 report; Wall Street research. Aligned with Massive Secular Trends

Foundations for Growth

BuzzFeed

Portfolio of Premium and Emerging Digital Content Brands

Entertainment / Culture

BuzzFeed

A Leading Media Company for the Modern World

#1 Digital Publisher for Cultural Relevance

20M+ YouTube Subscribers

52M Monthly Likes, Comments and Shares



COMPLEX NETWORKS.

A Leading Media Outlet for Young Readers

#1 Reach Amongst Males Ages 18-24

15M+ Monthly Hours

170k+ Original Content Pieces



News

BuzzFeed News

A Leading News Brand for Young Readers

33% Millennial and Gen Z Audience Composition

3M+ Monthly Hours

Pulitzer Prize Winner



HUFFPOST

A Leading Digital News Outlet

23% Millennial and Gen Z Audience Composition

6M+ Monthly Hours

Pulitzer Prize Winner



Food

TASTY

A Leading Global Food Network

16M+ Monthly Hours

1 in 3 Americans Have Seen Tasty on a Monthly Basis

8 in 10 Tasty Viewers Have Made a Recipe



Emerging Brands

As/Is	BRING ME!	Goodful	NIFTY	PLAYFULL
(Beauty)	*(Travel)*	*(Health)*	*(Home)*	*(Family)*

Source: Comscore, Aug 2021, Nielsen Digital Content Ratings, Monthly Data, Oct 2020, Complex materials and reports, BuzzFeed internal survey conducted via Qualtrics, Apr 2020, BuzzFeedNews.com, YouTube.com, Multi-Platform, Key Measures, Oct 2020, Tubular Intelligence, Oct 2020, Digital Media Brand Perceptions Study (Q3 2018), U.S. P13-54, ComscoreMedia Metrix, Key Measures, P13-24, Key Measures, A25-34.

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Machine Learning Powers a Scaled Tech Stack Source: BuzzFeed Client Event Tracking Data, August 2021.

Growth Flywheel is Highly Scalable Across Platforms 1 3 4 2

High Growth Commerce Opportunity BuzzFeed editorial posts inspire travel Audience clicks travel and content ads with links Audience transacts directly with hotel OTA

BuzzFeed

Powering Organic Growth of Brands

In five years, BuzzFeed has built Tasty into a scaled, cross-platform brand with multiple revenue streams

BuzzFeed Formats Applied to Cooking

Applies popular BuzzFeed formats to cooking and discovers success



Experimentation & Social Media Feedback / Data Loop

UGC cooking videos going viral on Facebook; starts experimenting with original BuzzFeed food videos


TASTY

Audience Expansion

Tasty Facebook channel surpasses **8M engagements** (likes, comments, shares) the month after launch


14M views in 10 days

Iterations for Expansion & Development

Applies learnings to launch international versions and develop new styles and formats


PROPER TASTY
bien TASTY
TASTY demais
TASTY JAPAN

Multiple Monetization Streams

Popularity fuels product launches: **Top Selling Cookbook, Tasty App** and **One Top cooking appliance**


TASTY latest & greatest

TASTY

Facebook Followers


174M
~107x
2M
Sept '15
Sept '21

Source: Tubular Intelligence, Oct 2020, BuzzFeed Looker Data, NiemanLab, Jan 2017, Nielsen Digital Content Ratings, Monthly Data, Aug 2020.

STRICTLY PRIVATE AND CONFIDENTIAL

20

BuzzFeed

Proven Consolidation Platform

BuzzFeed

- ✓ Massive scale and distribution
- ✓ Robust engagement and monetization
- ✓ Technology and data-driven approach
- ✓ Diversified revenue base & efficient model

HUFFPOST

HuffPost Acquisition Rationale	*Key Stats*
• Universally known brand with cross-platform appeal • Extends leadership position and enhances scale • Expanding reach into attractive demographic • Near term opportunities to lift monetization • Clear opportunity to drive profitability	Pulitzer Prize Winner 6M+ Monthly Hours 23% Millennial and Gen Z Audience Makeup

COMPLEX NETWORKS

Complex Acquisition Rationale	*Key Stats*
• Expands further into new audiences and verticals • Deepens engagement with existing demographic • Creates defining youth media platform • Immediate synergies and monetization	170k+ Original Content Pieces 15M+ Monthly Hours #1 Reach Among Males Ages 18-24

Source: Comscore, Feb 2020, Comscore, Aug 2021, Complex materials and reports. Monthly Minutes and Minutes Spent by Average Unique Visitor represent total audience.

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Consolidation Strategy Driving Accretive Results

Our Scaled Model has Powered Network Effects Creating Competitive Barriers and Driving Growth (1) Nielsen Digital Content Ratings, Monthly Data, Oct 2020. (2) Represents estimated total number of hours spent on our O&O properties, on our content on YouTube as reported by ComScore, and on our content on Facebook, as reported by Facebook. (3) Deal signed in March 2021 and expected to close in connection with the proposed transaction. (4) See slide 25, which show the actual revenue mix for 1H’20A and 1H’21A.

Financial Highlights

Note: FY2021E and beyond includes HuffPost. Pro Forma figures include Complex, excludes go90 revenue of $55M, $25M, and $7M in 2019A, 2020A, and 2021E, respectively. Accelerating Growth Profile with Continued Diversification % YoY Growth 1H’21A YoY Growth +45% (4%) +92%

Note: Figures represent estimated total number of hours spent on our O&O properties, and on our content on YouTube as reported by ComScore, and on our content on Facebook, as reported by Facebook. Time Spent % YoY Growth

Profitability At Scale Note: Dollars in millions. Pro Forma figures include Complex, excludes go90 Adj. EBITDA of $29M, $14M, and $4M in 2019A, 2020A, and 2021E, respectively. (1) Please refer to Adj. EBITDA reconciliation on p.34. (2) Excludes D&A, SBC, Tax and other one - time non - recurring expenses. Adj. EBITDA Margin (3% ) 4% 11% 18%

Note: 2020A excludes HuffPost revenue and Adj. EBITDA. Pro Forma includes Complex, excludes go90 revenue of $16M, $9M, $0M and $7M and Adj. EBITDA of $6M, $8M, $0M, and $4M in 1H’20A, 2H’20A, 1H’21A, and 2H’21A, respectively. Values subject to rounding. (1) Please refer to Adj. EBITDA reconciliation on p.34. Adj. EBITDA Margin Adj. EBITDA Margin (13%) 15% 4% (2%) 20% 11% 2H’21 Financial Outlook % of FY 2020A Revenue 39% 61% % of FY 2021E Revenue 41% 59% % YoY Growth

Appendix

35 - 38% 23 - 24% 19 - 23% 18 - 20% Note: Figures include Complex, exclude go90 revenue. Revenue ranges are based on quarterly revenue mix from 2019A, 2020A, and 2021E. Revenue Seasonality

BuzzFeed Standalone Statement of Operations ($ in millions) Note: Values subject to rounding. Figures exclude Complex. (1) Excludes minority interest adjustment relating to noncontrolling interests.

BuzzFeed Standalone Net Income to Adj. EBITDA Reconciliation ($ in millions) Note: Values subject to rounding. Figures exclude Complex. (1) Excludes minority interest adjustment relating to noncontrolling interests.

Pro Forma BuzzFeed GAAP / Non - GAAP Reconciliation (Adj. EBITDA) ($ in millions) Source: Publicly available sources and Complex management presentation. Note: Values subject to rounding. Pro Forma includes Complex. (1) Excludes minority interest adjustment relating to noncontrolling interests.